                                                          EXHIBIT 22(d)(5)(h)(3)

                                    EXHIBIT A

                          SUBADVISORY AGREEMENT BETWEEN
                     GARTMORE GLOBAL ASSET MANAGEMENT TRUST
               (FORMERLY VILLANOVA GLOBAL ASSET MANAGEMENT TRUST)
                        GARTMORE VARIABLE INSURANCE TRUST
                  (FORMERLY NATIONWIDE SEPARATE ACCOUNT TRUST)
                          AND GARTMORE GLOBAL PARTNERS

                            EFFECTIVE JANUARY 1, 2004

        Funds of the Trust                           Advisory Fees               Effective Date
        ------------------                           -------------               --------------
Gartmore GVIT Emerging Markets Fund           .575% of the Fund's average        August 30, 2000
(formerly Gartmore NSAT Emerging              daily net assets
Markets Fund)

Gartmore GVIT International Growth Fund       .50% of the Fund's average         August 30, 2000
(formerly Gartmore NSAT International         daily net assets
Growth Fund)

Gartmore GVIT European Leaders Fund           .50% of the Fund's average           Not Seeded
(formerly Gartmore NSAT European              daily net assets
Leaders Fund)

Gartmore GVIT Global Small                    .575% of the Fund's average          Not Seeded
Companies Fund (formerly                      daily net assets
Gartmore NSAT Global Small Companies
Fund)

Gartmore GVIT OTC Fund (formerly              .50% of the Fund's average           Not Seeded
Gartmore NSAT OTC Fund)                       daily net assets

Gartmore GVIT Global Utilities Fund           .40% of the Fund's average        December 18, 2001
                                              daily net assets

Gartmore GVIT Global Financial                .50% of the Fund's average        December 18, 2001
Services Fund                                 daily net assets

Gartmore GVIT Asia Pacific Leaders Fund       .50% of the Fund's average           Not Seeded
                                              daily net assets

Gartmore GVIT Developing Markets Fund         .575% of the Fund's average        April 28, 2003
                                              daily net assets

                          SUBADVISORY AGREEMENT BETWEEN
                     GARTMORE GLOBAL ASSET MANAGEMENT TRUST
                        GARTMORE VARIABLE INSURANCE TRUST
                          AND GARTMORE GLOBAL PARTNERS

                            EFFECTIVE JANUARY 1, 2004
                                     PAGE 2

                                       TRUST
                                       Gartmore Variable Insurance Trust

                                       By: _________________________________
                                       Name:
                                       Title:

                                       ADVISER
                                       Gartmore Global Asset Management Trust

                                       By: _________________________________
                                       Name:
                                       Title:

                                       SUBADVISER
                                       Gartmore Global Partners

                                       By: _________________________________
                                       Name:
                                       Title: